UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 30, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 3.02 regarding the Ninth Amendment (as defined in Item 3.02) is incorporated herein by reference.

There is no material relationship between the Wheeler Parties (as defined in Item 3.02) and their affiliates and any of the Sellers (as defined in Item 3.02).

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On December 2, 2015, Wheeler Real Estate Investment Trust, Inc. (“Company”) filed a Form 8-K to report that on November 30, 2015, the Company, through WHLR-ACD Acquisition Company, LLC, a Delaware limited liability company (“WHLR-ACD Acquisition Company”) and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership (“Wheeler REIT” and together with the Company and WHLR-ACD Acquisition Company the (“Wheeler Parties”)) of which the Company is the sole general partner, entered into a Purchase and Sale Agreement (“Purchase Agreement”) as buyer, with A-C Development Club, LLC (“A-C Development”), A-C Financing, LLC, Litchfield Shops Financing, LLC, Ladson Crossing Financing, LLC, Devine Center Financing, LLC and Shoppes at Myrtle Park, LLC, all of which are South Carolina limited liability companies, as sellers (“Sellers”), for the purchase of 14 retail shopping centers located in Georgia and South Carolina, commonly known as the AC Portfolio, for the sales price of Seventy One Million and 00/100 Dollars ($71,000,000.00). The Purchase Agreement was amended by that certain First Amendment to Purchase and Sale Agreement dated December 7, 2015, that certain Second Amendment to Purchase and Sale Agreement dated December 29, 2015, that certain Third Amendment to Purchase and Sale Agreement dated January 8, 2016, that certain Fourth Amendment to Purchase and Sale Agreement dated February 5, 2016, that certain Fifth Amendment to Purchase and Sale Agreement dated February 11, 2016, that certain Sixth Amendment to Purchase and Sale Agreement dated February 29, 2016, that certain Seventh Amendment to Purchase and Sale Agreement dated March 7, 2016 and that certain Eight Amendment to Purchase and Sale Agreement dated March 16, 2016 (collectively “Non-Material Amendments”). The Non-Material Amendments addressed non-material customary terms such as closing conditions and due diligence items, but did not amend or add any material terms.

The foregoing descriptions of the terms of the Non-Material Amendments are qualified in their entirety by reference to the Non-Material Amendments, filed as Exhibits 99.1 through 99.8 hereto and incorporated herein by reference.

Pursuant to the Ninth Amendment to Purchase and Sale Agreement, dated as of March 30, 2016 (the “Ninth Amendment”), WHLR-ACD Acquisition Company and the Sellers amended the Purchase Agreement. Pursuant to the Ninth Amendment, the Company and Wheeler REIT were added as parties to the Purchase Agreement, and Two Million and 25/100 Dollars ($2,000,000.25) of the Seventy One Million and 00/100 Dollars ($71,000,000.00) sales price will be comprised of 888,889 common units of limited partnership interests in Wheeler REIT (the “Common Units”) valued at $2.25 per Common Unit by the parties. The Common Units are to be issued to A-C Development. The Ninth Amendment amended no other material terms of the Purchase Agreement. The Common Units to be issued to A-C Development represent, in the aggregate, 1.98% of the issued and outstanding Common Units of Wheeler REIT. Upon the expiration of 12 months after the date the Common Units are issued, the Common Units are redeemable for cash equal to the then-current market value of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) or, at the Company’s option, one share of the Company’s Common Stock. Wheeler REIT will not receive any proceeds from the issuance of the Common Units. The issuance of the Common Units is exempt from registration pursuant to the exemption provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended. Pursuant to the Ninth Amendment, the Company expects to close the A-C Portfolio transaction and issue the Common Units on or before April 12, 2016.

The foregoing description of the terms of the Ninth Amendment, is qualified in its entirety by reference to the Ninth Amendment, filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

10.1	Ninth Amendment to Purchase and Sale Agreement, by and among WHLR-ACD Acquisition Company, WHLR REIT, L.P., Wheeler Real Estate Investment Trust, Inc. and the Sellers.

99.1	First Amendment to Purchase and Sale Agreement dated December 7, 2015.

99.2	Second Amendment to Purchase and Sale Agreement dated December 29, 2015.

99.3	Third Amendment to Purchase and Sale Agreement dated January 8, 2016.

99.4	Fourth Amendment to Purchase and Sale Agreement dated February 5, 2016.

99.5	Firth Amendment to Purchase and Sale Agreement dated February 11, 2016.

99.6	Sixth Amendment to Purchase and Sale Agreement dated February 29, 2016.

99.7	Seventh Amendment to Purchase and Sale Agreement dated March 7, 2016.

99.8	Eighth Amendment to Purchase and Sale Agreement dated March 16, 2016.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: March 31, 2016

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Ninth Amendment to Purchase and Sale Agreement, by and among WHLR-ACD Acquisition Company, WHLR REIT, L.P., Wheeler Real Estate Investment Trust, Inc. and the Sellers.

99.1	First Amendment to Purchase and Sale Agreement dated December 7, 2015.

99.2	Second Amendment to Purchase and Sale Agreement dated December 29, 2015.

99.3	Third Amendment to Purchase and Sale Agreement dated January 8, 2016.

99.4	Fourth Amendment to Purchase and Sale Agreement dated February 5, 2016.

99.5	Firth Amendment to Purchase and Sale Agreement dated February 11, 2016.

99.6	Sixth Amendment to Purchase and Sale Agreement dated February 29, 2016.

99.7	Seventh Amendment to Purchase and Sale Agreement dated March 7, 2016.

99.8	Eighth Amendment to Purchase and Sale Agreement dated March 16, 2016.